SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2001

PACIFICARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21949 (Commission File No.)	95-4591529 (IRS Employer Identification No.)

3120 Lake Center Drive
Santa Ana, California 92704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (714) 825-5200

___________________________

Item 5. Other Events.

      On June 1, 2001, PacifiCare Health Systems, Inc. (the “Company”) announced that it was commencing a cash tender offer (the “Tender Offer”) and consent solicitation for all of the 7% Senior Notes due 2003 (the “Notes”) of its wholly-owned subsidiary, PacifiCare Health Plan Administrators, Inc., pursuant to its Offer to Purchase and Consent Solicitation Statement dated June 1, 2001 (the “Offer to Purchase”).

      On June 21, 2001, the Company announced the extension of the expiration date and time of the Tender Offer and the establishment of a new price determination date of July 6, 2001 for calculating the consideration to be paid to tendering Note holders.

      On July 6, 2001, the Company announced the new pricing terms for the Tender Offer. A copy of the Company’s press release relating to the new pricing terms for the Tender Offer is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 6, 2001, announcing new pricing terms for its cash tender offer.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: July 6, 2001	By:	/s/ Susan L. Berkel

Susan L. Berkel Senior Vice President of Finance and Corporate Controller (Chief Accounting Officer)

INDEX TO EXHIBITS

99.1	Press Release by PacifiCare Health Systems, Inc., dated July 6, 2001, announcing new pricing terms for its cash tender offer.